Exhibit 10.1

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of February 17, 2012 among CATALENT PHARMA SOLUTIONS, INC., a Delaware corporation (the “Borrower”), PTS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender.

PRELIMINARY STATEMENTS:

(1) The Borrower, Holdings, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A., as L/C Issuer, the other lenders party thereto and the other agents party thereto have entered into a Credit Agreement dated as of April 10, 2007 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) Section 2.14 of the Credit Agreement provides that the Borrower may at any time or from time to time after the Closing Date request Incremental Term Loans upon the terms thereof.

(3) The Borrower has requested that the Dollar Term-2 Lenders (as defined below) provide to the Borrower Dollar Term-2 Loans (as defined below) pursuant to Section 2.14 of the Credit Agreement on the Amendment No. 2 Effective Date (as defined below), in an aggregate principal amount of up to $400,000,000 of Dollar Term-2 Loans having substantially identical terms with, and having the same rights and obligations under the Credit Agreement as, the outstanding Term Loans, except as provided in Section 1 below.

(4) Morgan Stanley Senior Funding, Inc. has agreed to act as the sole lead arranger (the “Arranger”) for the Dollar Term-2 Loans. The Dollar Term-2 Lenders have agreed to enter into this Amendment to establish the Dollar Term-2 Loans upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The second paragraph of the preliminary statements of the Credit Agreement is amended by replacing the reference to “Dollar Term Loans” with “Dollar Term-1 Loans”.

(b) Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of February 17, 2012, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2. For the avoidance of doubt, the Amendment No. 2 Effective Date constitutes an Incremental Facility Closing Date hereunder.

“Aptuit Acquisition” means the Borrower’s acquisition of 100% of the common stock, par value $0.01 per share of Aptuit Holdings, Inc. from Aptuit, LLC, pursuant to a stock purchase agreement, dated August 19, 2011, entered into in connection therewith.

“Dollar Term-1 Borrowing” means a borrowing pursuant to Section 2.01(a)(i) consisting of Dollar Term-1 Loans of the same Type made by the Dollar Term-1 Lenders and, in the case of Eurocurrency Rate Loans, having the same Interest Period.

“Dollar Term-1 Commitment” means, as to each Dollar Term-1 Lender, its obligation to make a Dollar Term-1 Loan to the Borrower pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a)(i) under the caption “Dollar Term-1 Commitment” or in the Assignment and Assumption pursuant to which such Dollar Term-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Dollar Term-1 Commitments is $1,060,000,000.

“Dollar Term-1 Facility” means, at any time, the aggregate amount of the Dollar Term-1 Lenders’ Dollar Term-1 Commitments at such time.

“Dollar Term-1 Lender” means, at any time, any Lender that has a Dollar Term-1 Commitment or a Dollar Term-1 Loan at such time.

“Dollar Term-1 Loan” means a Loan made pursuant to Section 2.01(a)(i).

“Dollar Term-2 Borrowing” means a borrowing pursuant to Section 2.01(a)(ii) consisting of Dollar Term-2 Loans of the same Type made by the Dollar Term-2 Lenders and, in the case of Eurocurrency Rate Loans, having the same Interest Period.

“Dollar Term-2 Commitment” means, (a) in the case of each Dollar Term-2 Lender that is a Dollar Term-2 Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 2.01(a)(ii) under the caption “Dollar Term-2 Commitment” and (b) in the case of any Dollar Term-2 Lender that becomes a Dollar Term-2 Lender after the date hereof, the amount specified in the Assignment and Acceptance pursuant to which such Dollar Term-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Dollar Term-2 Commitments is $400,000,000.

“Dollar Term-2 Facility” means, at any time, the aggregate amount of the Dollar Term-2 Lenders’ Dollar Term-2 Commitments at such time.

“Dollar Term-2 Lender” means, at any time, any Lender that has a Dollar Term-2 Commitment or a Dollar Term-2 Loan at such time.

“Dollar Term-2 Loan” means a Loan made pursuant to Section 2.01(a)(ii). For the avoidance of doubt, the Dollar Term-2 Loans constitute a tranche of Incremental Term Loans hereunder.

(c) Section 1.01 of the Credit Agreement is further amended as follows:

(i) By amending the definition of “Applicable Rate” by: (1) replacing the reference to “Dollar Term Facility” with “Dollar Term-1 Facility” and each reference to “Dollar Term Loans” with “Dollar Term-1 Loans” in clause (a) thereof, (2) inserting a new clause (b) immediately after clause (a) thereof to read as follows: “(b) in respect of the Dollar Term-2 Term Loans, a percentage per annum equal to (i) in the case of Eurocurrency Rate Loans, 4.00% and (ii) in the case of Base Rate Loans, 3.00%, and”, and (3) re-lettering existing clause (b) thereof as clause (c) thereof.

(ii) By amending the definition of “Base Rate” by replacing ‘“prime lending rate.’” at the end thereof with ‘“prime lending rate”; provided that in respect of any Base Rate Loan that is a Dollar Term-2 Loan, if the Base Rate would otherwise be less than 2.25%, the Base Rate shall be deemed to be 2.25%.”

(iii) By amending the definition of “Class” by replacing the reference to “Dollar Term Lenders” therein with “Dollar Term-1 Lenders, Dollar Term-2 Lenders”, the reference therein to “Dollar Term Commitments” with “Dollar Term-1 Commitments, Dollar Term-2 Commitments”, and the reference therein to “Dollar Term Loans” with “Dollar Term-1 Loans, Dollar Term-2 Loans”.

(iv) By amending the definition of “Eurocurrency Rate” by adding the following new sentence after clause (f) thereof: “Notwithstanding the foregoing, in respect of any Eurocurrency Rate Loan that is a Dollar Term-2 Loan, if the Eurocurrency Rate would otherwise be less than 1.25%, the Eurocurrency Rate shall be deemed to be 1.25%.”

(v) By amending and restating in its entirety the definition of “Dollar Term Borrowing” to read as follows:

“Dollar Term Borrowing” means a Dollar Term-1 Borrowing and/or Dollar Term-2 Borrowing, as the context may require.

(vi) By amending and restating in its entirety the definition of “Dollar Term Commitment” to read as follows:

“Dollar Term Commitment” means a Dollar Term-1 Commitment and/or a Dollar Term-2 Commitment, as the context may require.

(vii) By amending and restating in its entirety the definition of “Dollar Term Lender” to read as follows:

“Dollar Term Lender” means a Dollar Term-1 Lender and/or a Dollar Term-2 Lender, as the context may require.

(viii) By amending and restating in its entirety the definition of “Dollar Term Loan” to read as follows:

“Dollar Term Loan” means a Dollar Term-1 Loan and/or a Dollar Term-2 Loan, as the context may require.

(ix) By amending the definition of “Facility” by replacing the reference therein to “Dollar Term Loans” with “Dollar Term-1 Loans, Dollar Term-2 Loans”.

(x) By amending and restating in its entirety clause (b) of the definition of “Maturity Date” to read as follows:

“(b) (i) with respect to the Dollar Term-1 Loans and the Euro Term-1 Loans, the seventh anniversary of the Closing Date and (ii) with respect to the Dollar Term -2 Loans and the Euro Term-2 Loans, the earlier of (A) September 15, 2017 and (ii) the 91st day prior to the maturity of the Senior Subordinated Notes or any Permitted Refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $100,000,000;”.

(d) Section 2.01 of the Credit Agreement is hereby amended by amending and restating clause (a) in its entirety to read as follows:

“(a) (i) The Dollar Term-1 Borrowings. Subject to the terms and conditions set forth herein, each Dollar Term-1 Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Dollar Term-1 Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. Dollar Term-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) The Dollar Term-2 Borrowings. Subject to the terms and conditions set forth herein, each Dollar Term-2 Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Dollar Term-2 Commitment on the Amendment No. 2 Effective Date. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Dollar Term-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.”

(e) Section 2.02(a) of the Credit Agreement is hereby amended by replacing the reference to “Dollar Term Borrowing” in the sixth sentence thereof with “Dollar Term-1 Borrowing, a Dollar Term-2 Borrowing” and by replacing the reference to “Dollar Term Loans” in the sixth sentence thereof with “Dollar Term-1 Loans, Dollar Term-2 Loans”.

(f) Section 2.05(a)(i) of the Credit Agreement is hereby amended by deleting the “and” appearing immediately before “(3)” in the first sentence thereof and replacing the period at the end of such first sentence with the following:

“; and (4) in the case of any Repricing Event (as defined below) with respect to all or any portion of the Dollar Term-2 Loans, a prepayment premium of 1.00% shall apply to any principal amount of the Dollar Term-2 Loans subject to such Repricing Event during the first twelve-month period after the Amendment No. 2 Effective Date. A “Repricing Event” means (A) any prepayment or repayment of the Dollar Term-2 Loans with the proceeds of, or any conversion of the Dollar Term-2 Loans into, any new or replacement tranche of term loans bearing interest at an effective interest rate less than the effective interest rate applicable to the Dollar Term-2 Loans and (B) any amendment to this Agreement that reduces the effective interest rate applicable to the Dollar Term-2 Loans (in each case, with “effective interest rate” as the effective yield determined by taking into account the applicable interest rate margins, interest rate benchmark floors, original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest rate margins in a manner consistent with generally accepted financial practice).”

(g) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ (a) Dollar Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of (i) the Dollar Term-1 Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2007, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term-1 Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Dollar Term-1 Loans, the aggregate principal amount of all Dollar Term-1 Loans outstanding on such date and (ii) the Dollar Term-2 Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term-2 Loans outstanding on the Amendment No. 2 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Dollar Term-2 Loans, the aggregate principal amount of all Dollar Term-2 Loans outstanding on such date.”

(h) Section 7.10 of the Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

“The proceeds of the Dollar Term-2 Borrowing shall be used solely (i) to finance the consideration for the Aptuit Acquisition, (ii) to refinance the existing Indebtedness of the entities acquired by the Borrower in the Aptuit Acquisition and (iii) to pay any fees, costs and expenses incurred in connection with Amendment No. 2 and the Aptuit Acquisition.”

(i) Schedule 2.01(a) to the Credit Agreement is hereby amended and such schedule is re-labeled “Schedule 2.01(a)(i)” and the caption “Dollar Term Commitment” therein is replaced with the caption “Dollar Term-1 Commitment”.

(j) A new Schedule 2.01(a)(ii) to the Credit Agreement is hereby added to read in its entirety as set forth and attached as Exhibit A hereto.

SECTION 2. Conditions of Effectiveness to Amendment No. 2. Section 1 of this Amendment shall become effective on the date when, and only when, the following conditions shall have been satisfied (such date, the “Amendment No. 2 Effective Date”):

(a) The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) Holdings, (ii) the Borrower and (iii) the Dollar Term-2 Lenders or, as to any of the foregoing parties, written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Amendment.

(b) The Administrative Agent shall have received (i) a certificate of the Borrower dated as of the Amendment No. 2 Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (1) the representations and warranties of the

Borrower contained in Article V of the Credit Agreement and in any other Loan Document, are true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (2) no Default or Event of Default has occurred and is continuing, or would immediately result from the occurrence of the Amendment No. 2 Effective Date; and (ii) a solvency certificate substantially in the form of the solvency certificate delivered by the Borrower on the Closing Date, certifying that the Borrower and its Subsidiaries (on a consolidated basis), after giving effect to the Transactions (as defined below), are Solvent.

(c) The Administrative Agent shall have received a certificate of the Borrower, signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that all the requirements set forth in Section 7.02(j) of the Credit Agreement for the Aptuit Acquisition to be a Permitted Acquisition have been satisfied or will be satisfied concurrently with the funding of the Dollar Term-2 Loans.

(d) The Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors or other governing body, as applicable, of each Person that is a Loan Party (or duly authorized committee thereof) authorizing this Amendment and the matters contemplated hereby and thereby respectively.

(e) The Administrative Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to Holdings, the Borrower and certain of the other Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

(f) Each Lender shall have received, if requested at least two Business Days in advance of the Amendment No. 2 Effective Date, a Dollar Term Note in connection with the Dollar Term-2 Loans, payable to the order of such Dollar Term-2 Lender duly executed by the Borrower in substantially the form of Exhibit C-1 to the Credit Agreement, as modified by this Amendment.

(g) The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Amendment No. 2 Effective Date, shall be paying) to the Administrative Agent for the account of each Dollar Term-2 Lender, upfront fees equal to 1.00% of the principal amount of such Dollar Term-2 Lender’s Dollar Term-2 Commitment on the Amendment No. 2 Effective Date.

(h) The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Amendment No. 2 Effective Date, shall be paying) all fees set forth in any fee letters executed by the Borrower and Holdings in favor of the Arranger and all reasonable out-of-pocket documented expenses (including the fees and expenses of Shearman & Sterling LLP) incurred by the Arranger and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment required to be paid in connection with this Amendment.

(i) The Aptuit Acquisition shall have been consummated, or shall be consummated substantially concurrently with the Dollar Term-2 Borrowing, in accordance with the terms of a stock purchase agreement, dated August 19, 2011, entered into in connection therewith, as amended by that certain Amendment Agreement dated as of January 22, 2012 (together with all schedules and exhibits thereto, the “Acquisition Agreement”). The Acquisition Agreement shall not have been modified or waived in any material respect by the Borrower in a manner materially adverse to the Dollar Term-2

Lenders (in their capacity as such) without the consent of the Arranger, such consent not to be unreasonably withheld or delayed. Since September 30, 2010, there shall not have occurred any Seller Material Adverse Effect (as defined in the Acquisition Agreement).

(j) The Arranger shall have received (i) audited consolidated balance sheets and related statements of operations, shareholder’s equity and cash flows of Aptuit Holdings, Inc. (the “Target”) for the fiscal year ended September 30, 2010 (the Arranger has acknowledged receipt of unaudited carve-out consolidated balance sheets and related statements of operations of the Target for such period) and (ii) unaudited consolidated balance sheets and related statements of operations, shareholder’s equity and cash flows of the Target for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Target’s fiscal year) ended at least 45 days before the Amendment No. 2 Effective Date (the Arranger has acknowledged receipt of unaudited consolidated balance sheets and related statements of operations of the Target for the twelve-month period ended September 30, 2011).

(k) The Arranger shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Borrower as of and for the twelve month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Amendment No. 2 Effective Date, prepared after giving effect to this Amendment and the transactions contemplated hereby and the incurrence of the Dollar Term-2 Loans hereunder (collectively, the “Transactions”) as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

(l) The Administrative Agent shall have received all documentation and other information required by regulatory authorities with respect to the Borrower and the Guarantors under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested by the Administrative Agent in writing at least 10 days prior to the Amendment No. 2 Effective Date.

SECTION 3. New Lenders. With respect to any Dollar Term-2 Lender that is not an existing Lender under the Credit Agreement before giving effect to this Amendment, (a) each such Lender hereby represents and warrants and agrees as to all matters set forth in Section 1.2 of the Standard Terms and Conditions for Assignment and Acceptance contained in Exhibit E to the Credit Agreement as if it were an Assignee thereunder entering into an Assignment and Acceptance, mutatis mutandis, (b) on and after the Amendment No. 2 Effective Date, each such Lender shall be a party to the Credit Agreement and, to the extent provided in this Amendment, shall have the rights and obligations of a Lender thereunder and (c) all notices and other communications provided for hereunder or under the Loan Documents to each such Lender shall be to its address as set forth in the administrative questionnaire it has furnished to the Administrative Agent.

SECTION 4. Representations and Warranties. Each Loan Party represents and warrants to the Agents and the Lenders that:

(a) Each Loan Party and each of its Subsidiaries (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b) The execution and delivery by each Loan Party of this Amendment and the performance under this Amendment and the Loan Documents to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(d) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5. Reference to and Effect on the Credit Agreement and the Other Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

SECTION 6. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

PTS INTERMEDIATE HOLDINGS LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer and Treasurer

CATALENT USA WOODSTOCK, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

CATALENT USA PACKAGING, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

CATALENT USA PAINTBALL, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

Catelent - Amendment No. 2 to Credit Agreement

CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

R.P. SCHERER TECHNOLOGIES, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Treasurer

GLACIER CORPORATION

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Treasurer

CATALENT US HOLDING I, LLC
by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ John Chiminski
Name: John Chiminski
Title: President and Chief Executive Officer

CATALENT US HOLDING II, LLC
by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ John Chiminski
Name: John Chiminski
Title: President and Chief Executive Officer

Catelent - Amendment No. 2 to Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Stephen B. King
Name: Stephen B. King
Title: Vice President

Catelent - Amendment No. 2 to Credit Agreement

EXHIBIT A

SCHEDULE 2.01(a)(ii)

Dollar Term-2 Lender Commitments

[On file with Administrative Agent]